Exhibit 10.2
Amendment No. 3
to the
Severance Plan for Officers of
Lincoln National Corporation
(Restated effective June 13, 2011)

The Severance Plan for Officers of Lincoln National Corporation is hereby amended effective as of the date indicated below as follows:

1.
Effective July 12, 2012 through December 28, 2012, the first paragraph of Article IV-A of the Plan is hereby amended to read as set forth below.  After December 28, 2012, Article IV-A shall no longer be in effect and shall be deleted from the Plan.

“Article IV-A: Additional Severance Period

Any Officer (other than one who is classified as a Section 16 Officer under the Securities Exchange Act of 1934, as amended) who receives formal written notice of Job Elimination from the Corporation from July 12, 2012 through November 30, 2012 and whose separation from service with the Corporation occurs on or before December 28, 2012 may be eligible for an additional Severance Period as described in this Article IV-A.  Any Eligible Individual who receives formal written notice of Job Elimination from the Corporation after November 30, 2012 or whose separation from service with the Corporation occurs after December 28, 2012 (regardless of when formal written notice of Job Elimination was received) shall not be eligible for the additional Severance Period described in this Article IV-A.”

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2.           In all other respects, said Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the President and Chief Executive Officer of the Company has executed this Amendment No. 3 this _____ day of September, 2012.

LINCOLN NATIONAL CORPORATION

By: /s/ Dennis R. Glass
      Dennis R. Glass
      President and Chief Executive Officer